Exhibit 99.1

FOR:	NATHAN'S FAMOUS, INC.

COMPANY	Robert Steinberg, Vice President - Finance and CFO
CONTACT:	(516) 338-8500 ext. 229

NATHAN'S FAMOUS, INC.
REPORTS SECOND QUARTER RESULTS

Declares Regular Quarterly Cash Dividend Of $0.50 Per Share and

Special Cash Dividend Of $2.50 Per Share

JERICHO, N.Y., November 6, 2025 -- Nathan's Famous, Inc. (“Nathan’s”, the “Company”, “we”, “us” or “our”) (NASDAQ:NATH) today reported results for its second fiscal quarter ended September 28, 2025.

For the thirteen-week period ended September 28, 2025 (“second quarter fiscal 2026”):

●	Revenues were $45,687,000 as compared to $41,109,000 during the thirteen weeks ended September 29, 2024;
●	Income from operations was $7,502,000 as compared to $9,632,000 during the thirteen weeks ended September 29, 2024;
●	Adjusted EBITDA[1], a non-GAAP financial measure, was $8,280,000 as compared to $10,350,000 during the thirteen weeks ended September 29, 2024;
●	Income before provision for income taxes was $7,021,000 as compared to $8,099,000 during the thirteen weeks ended September 29, 2024;
●	Net income was $5,199,000 as compared to $6,030,000 during the thirteen weeks ended September 29, 2024; and
●	Earnings per diluted share was $1.26 per share as compared to $1.47 per share during the thirteen weeks ended September 29, 2024.

For the twenty-six weeks ended September 28, 2025 (“fiscal 2026”):

●	Revenues were $92,685,000 as compared to $85,876,000 during the twenty-six weeks ended September 29, 2024;
●	Income from operations was $20,293,000 as compared to $23,377,000 during the twenty-six weeks ended September 29, 2024;
●	Adjusted EBITDA[1], a non-GAAP financial measure, was $21,811,000 as compared to $24,631,000 during the twenty-six weeks ended September 29, 2024;
●	Income before provision for income taxes was $19,278,000 as compared to $20,883,000 during the twenty-six weeks ended September 29, 2024;
●	Net income was $14,127,000 as compared to $15,307,000 during the twenty-six weeks ended September 29, 2024; and
●	Earnings per diluted share was $3.42 per share as compared to $3.74 per share during the twenty-six weeks ended September 29, 2024.

1 EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please see the definitions of EBITDA and Adjusted EBITDA on page 3 of this release and the reconciliation of EBITDA and Adjusted EBITDA to net income in the table at the end of this release.

NATHAN’S REPORTS/2

The Company also reported the following:

●

License royalties decreased to $21,608,000 during the twenty-six weeks ended September 28, 2025, (“fiscal 2026 period”) as compared to $22,412,000 during the twenty-six weeks ended September 29, 2024. During the fiscal 2026 period, royalties earned under the retail agreement, including the foodservice program, from Smithfield Foods, Inc., decreased 4% to $19,853,000 as compared to $20,605,000 of royalties earned during the twenty-six weeks ended September 29, 2024.

●

In the Branded Product Program, which features the sale of Nathan’s hot dogs to the foodservice industry, sales increased by $7,440,000 to $58,122,000 during the fiscal 2026 period as compared to $50,682,000 during the twenty-six weeks ended September 29, 2024. The volume of hot dogs sold by the Company increased by 3%. Our average selling price, which is partially correlated to the beef markets, increased by approximately 10% compared to the prior year period. Income from operations decreased by $2,003,000 to $1,194,000 during the fiscal 2026 period as compared to $3,197,000 for the twenty-six weeks ended September 29, 2024, due primarily to a 16% increase in the cost of beef and beef trimmings.

●

Sales from Company-owned restaurants were $9,610,000 during the fiscal 2026 period as compared to $9,547,000 during the twenty-six weeks ended September 29, 2024. Restaurant sales were impacted by higher sales at our Coney Island locations which were offset by lower sales at our locations in Oceanside and Yonkers, New York.

●

Revenues from franchise operations were $2,352,000 during the fiscal 2026 period as compared to $2,247,000 during the twenty-six weeks ended September 29, 2024. Total royalties were $2,139,000 during the fiscal 2026 period as compared to $2,047,000 during the twenty-six weeks ended September 29, 2024. Franchise restaurant sales increased by $1,982,000 to $38,316,000 as compared to $36,334,000 for the twenty-six weeks ended September 29, 2024.[2] Total franchise fee income, including cancellation fees, was $213,000 during the fiscal 2026 period as compared to $200,000 during the twenty-six weeks ended September 29, 2024. Fourteen franchised locations opened during the fiscal 2026 period.

●	During the fiscal 2026 period, we recorded Advertising Fund revenue of $993,000 and expense of $1,114,000.

●	During the fiscal 2026 period, the Board of Directors declared and paid two quarterly cash dividends of $0.50 per share totaling $4,089,000.

●

Effective November 6, 2025, the Board of Directors declared its quarterly cash dividend of $0.50 per share payable on December 5, 2025 to shareholders of record at the close of business on November 24, 2025.

●

Effective November 6, 2025, the Board of Directors declared a special cash dividend of $2.50 per share payable on December 5, 2025, to shareholders of record at the close of business on November 24, 2025.

2 Franchise restaurant sales are not revenues of the Company and are not included in the Company’s Condensed Consolidated Financial Statements.

NATHAN’S REPORTS/3

Certain Non-GAAP Financial Information:

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America ("US GAAP"), the Company is disclosing EBITDA, a non-GAAP financial measure which is defined as net income, excluding (i) interest expense; (ii) provision for income taxes and (iii) depreciation and amortization expense. The Company is also disclosing Adjusted EBITDA, a non-GAAP financial measure which is defined as EBITDA, excluding (i) the loss on debt extinguishment and (ii) share-based compensation that the Company believes will impact the comparability of its results of operations.

The Company believes that EBITDA and Adjusted EBITDA are useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because EBITDA and Adjusted EBITDA are (i) among the measures used by management in evaluating performance and (ii) are frequently used by securities analysts, investors and other interested parties as a common performance measure.

EBITDA and Adjusted EBITDA are not recognized terms under US GAAP and should not be viewed as alternatives to net income or other measures of financial performance or liquidity in conformity with US GAAP. Additionally, our definitions of EBITDA and Adjusted EBITDA may differ from other companies. Analysis of results and outlook on a non-US GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with US GAAP. Please see the table at the end of this press release for a reconciliation of EBITDA and Adjusted EBITDA to net income.

About Nathan’s Famous

Nathan’s is a Russell 2000 Company that currently distributes its products in 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, and twenty foreign countries through its restaurant system, foodservice sales programs and product licensing activities. For additional information about Nathan’s please visit our website at www.nathansfamous.com.

Except for historical information contained in this news release, the matters discussed are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially include but are not limited to: the impact of disease epidemics such as the COVID-19 pandemic; increases in the cost of food and paper products; the impact of price increases on customer visits; the status of our licensing and supply agreements, including our licensing revenue and overall profitability being substantially dependent on our agreement with Smithfield Foods, Inc.; the impact of our debt service and repayment obligations under our credit facility, including the effect on our ability to fund working capital, operations and make new investments; economic (including inflationary pressures like those currently being experienced); weather (including the impact on sales at our restaurants particularly during the summer months), and changes in the price of beef and beef trimmings; our ability to pass on the cost of any price increases in beef and beef trimmings; legislative and business conditions; the collectability of receivables; changes in consumer tastes; the continued viability of Coney Island as a destination location for visitors; the ability to attract franchisees; the impact of the minimum wage legislation on labor costs in New York State or other changes in labor laws, including regulations which could render a franchisor as a “joint employer” or the impact of our union contracts; our ability to attract competent restaurant and managerial personnel; the enforceability of international franchising agreements; the future effects of any food borne illness, such as bovine spongiform encephalopathy, BSE and e coli; and the risk factors reported from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update such forward-looking statements.

NATHAN’S REPORTS/4

Nathan's Famous, Inc. and Subsidiaries

(unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	Sept. 28, 2025	Sept. 29, 2024	Sept. 28, 2025	Sept. 29, 2024
Financial Highlights

Total revenues	$45,687,000	$41,109,000	$92,685,000	$85,876,000

Income from operations (a)	$7,502,000	$9,632,000	$20,293,000	$23,377,000

Net income	$5,199,000	$6,030,000	$14,127,000	$15,307,000

Net income per share:
Basic	$1.27	$1.48	$3.45	$3.75
Diluted	$1.26	$1.47	$3.42	$3.74

Weighted-average shares used in
Computing net income per share:
Basic	4,089,000	4,085,000	4,089,000	4,085,000
Diluted	4,130,000	4,095,000	4,127,000	4,092,000

Select Segment Information

Revenues
Branded product program	$29,047,000	$24,536,000	$58,122,000	$50,682,000
Product licensing	9,227,000	9,491,000	21,608,000	22,412,000
Restaurant operations	6,847,000	6,522,000	11,962,000	11,794,000
Corporate (b)	566,000	560,000	993,000	988,000
Total Revenues	$45,687,000	$41,109,000	$92,685,000	$85,876,000

Income from operations (c)
Branded product program	$(1,082,000)	$697,000	$1,194,000	$3,197,000
Product licensing	9,181,000	9,446,000	21,516,000	22,321,000
Restaurant operations	1,993,000	1,781,000	3,061,000	2,827,000
Corporate (d)	(2,590,000)	(2,292,000)	(5,478,000)	(4,968,000)
Income from operations (c)	$7,502,000	$9,632,000	$20,293,000	$23,377,000

(a)	Excludes loss on debt extinguishment, interest expense, interest and dividend income, and other income, net.
(b)	Represents Advertising Fund revenue.
(c)

Excludes loss on debt extinguishment, interest expense, interest and dividend income and other income, net which are managed centrally at the corporate level, and, accordingly, such items are not presented by segment since they are excluded from the measure of profitability reviewed by the Chief Operating Decision Maker.

(d)

Consists principally of administrative expenses not allocated to the operating segments such as executive management, finance, information technology, legal, insurance, corporate office costs, incentive compensation, share-based compensation, compliance costs and the operating results of the Advertising Fund.

NATHAN’S REPORTS/5

Nathan's Famous, Inc. and Subsidiaries

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	Sept. 28, 2025	Sept. 29, 2024	Sept. 28, 2025	Sept. 29, 2024
EBITDA
Net Income	$5,199,000	$6,030,000	$14,127,000	$15,307,000

Interest Expense	739,000	1,441,000	1,497,000	2,501,000

Provision for income taxes	1,822,000	2,069,000	5,151,000	5,576,000

Depreciation and amortization	236,000	247,000	464,000	496,000

EBITDA	$7,996,000	$9,787,000	$21,239,000	$23,880,000

Adjusted EBITDA
EBITDA	$7,996,000	$9,787,000	$21,239,000	$23,880,000

Loss on debt extinguishment	-	334,000	-	334,000

Share-based compensation	284,000	229,000	572,000	417,000

Adjusted EBITDA	$8,280,000	$10,350,000	$21,811,000	$24,631,000